Exhibit (j) under Form N-1A
                                          Exhibit 11 under Item 601/Reg.S-K




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 13 to Registration Statement No. 333-16157 on Form N-1A of our report dated March 7, 2002 relating to the financial statements of WesMark Funds (comprised of the following funds: WesMark Small Company Growth Fund, WesMark Growth Fund, WesMark Balanced Fund, WesMark Bond Fund, and WesMark West Virginia Municipal bond) for the year ended January 31, 2002, and to the reference to us under the heading "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.


/s/Deloitte & Touche LLP
Deloitte & Touche LLP


Boston, Massachusetts
March 27, 2002